                                                                     EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG


                                GOTO.COM, INC.,

                             ROY ACQUISITION CORP.

                                      AND

                                 CADABRA INC.

                         Dated as of November 19, 1999

                               TABLE OF CONTENTS
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                                                                                                                          Page
                                                                                                                          ----
ARTICLE I THE MERGER..................................................................................................       2

         1.1      The Merger..........................................................................................       2
                  ----------
         1.2      Effective Time......................................................................................       2
                  --------------
         1.3      Effect of the Merger................................................................................       2
                  --------------------
         1.4      Articles of Incorporation; Bylaws...................................................................       2
                  ---------------------------------
         1.5      Directors and Officers..............................................................................       3
                  ----------------------
         1.6      Merger Consideration................................................................................       3
                  --------------------
         1.7      Dissenting Shares for Holders of Company Capital Stock..............................................       6
                  ------------------------------------------------------
         1.8      Surrender of Certificates...........................................................................       6
                  -------------------------

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................................       9

         2.1      Organization of the Company.........................................................................       9
                  ---------------------------
         2.2      Company Capital Structure...........................................................................       9
                  -------------------------
         2.3      Subsidiaries.......................................................................................       10
                  ------------
         2.4      Authority..........................................................................................       10
                  ---------
         2.5      Company Financial Statements.......................................................................       11
                  ----------------------------
         2.6      No Undisclosed Liabilities.........................................................................       11
                  --------------------------
         2.7      No Changes.........................................................................................       11
                  ----------
         2.8      Tax and Other Returns and Reports..................................................................       13
                  ---------------------------------
         2.9      Restrictions on Business Activities................................................................       14
                  -----------------------------------
         2.10     Title to Properties; Absence of Liens and Encumbrances.............................................       14
                  ------------------------------------------------------
         2.11     Intellectual Property..............................................................................       15
                  ---------------------
         2.12     Agreements, Contracts and Commitments..............................................................       17
                  -------------------------------------
         2.13     Interested Party Transactions......................................................................       19
                  -----------------------------
         2.14     Compliance with Laws...............................................................................       19
                  --------------------
         2.15     Litigation.........................................................................................       19
                  ----------
         2.16     Insurance..........................................................................................       20
                  ---------
         2.17     Minute Books.......................................................................................       20
                  ------------
         2.18     Environmental Matters..............................................................................       20
                  ---------------------
         2.19     Brokers'and Finders'Fees; Third Party Expenses.....................................................       21
                  ----------------------------------------------
         2.20     Employee Matters and Benefit Plans.................................................................       21
                  ----------------------------------
         2.21     Officer Matters....................................................................................       24
                  ---------------
         2.22     Year 2000 Compliance...............................................................................       24
                  --------------------
         2.23     Representations Complete...........................................................................       24
                  ------------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..................................................       25

         3.1      Organization, Standing and Power...................................................................       25
                  --------------------------------
         3.2      Authority..........................................................................................       25
                  ---------
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                                      -i-

                               TABLE OF CONTENTS
                                   (continued)
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         3.3      Capital Structure..................................................................................      25
                  -----------------
         3.4      SEC Documents; Parent Financial Statements.........................................................      26
                  ------------------------------------------
         3.5      No Material Adverse Change.........................................................................      26
                  --------------------------
         3.6      Disclosure.........................................................................................      26
                  ----------

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.......................................................................      27

         4.1      Conduct of Business of the Company.................................................................      27
                  ----------------------------------
         4.2      No Solicitation....................................................................................      29
                  ---------------
         4.3      Conduct of Business of Parent......................................................................      30
                  -----------------------------

ARTICLE V ADDITIONAL AGREEMENTS......................................................................................      31

         5.1      Fairness Hearing; Shareholder Approval.............................................................      31
                  --------------------------------------
         5.2      Nasdaq Listing.....................................................................................      31
                  --------------
         5.3      Access to Information..............................................................................      31
                  ---------------------
         5.4      Confidentiality....................................................................................      32
                  ---------------
         5.5      Expenses...........................................................................................      32
                  --------
         5.6      Public Disclosure..................................................................................      32
                  -----------------
         5.7      Consents...........................................................................................      32
                  --------
         5.8      FIRPTA Compliance..................................................................................      32
                  -----------------
         5.9      Reasonable Efforts.................................................................................      32
                  ------------------
         5.10     Notification of Certain Matters....................................................................      33
                  -------------------------------
         5.11     Affiliate Agreements...............................................................................      33
                  --------------------
         5.12     Additional Documents and Further Assurances........................................................      33
                  -------------------------------------------
         5.13     Employee Benefits..................................................................................      33
                  -----------------
         5.14     Indemnification....................................................................................      34
                  ---------------
         5.15     Stock Options......................................................................................      34
                  -------------

ARTICLE VI CONDITIONS TO THE MERGER..................................................................................      34

         6.1      Conditions to Obligations of Each Party to Effect the Merger.......................................      34
                  ------------------------------------------------------------
         6.2      Additional Conditions to Obligations of the Company................................................      34
                  ---------------------------------------------------
         6.3      Additional Conditions to the Obligations of Parent and Merger Sub..................................      35
                  -----------------------------------------------------------------

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW.......................................................      36

         7.1      Survival of Representations and Warranties.........................................................      36
                  ------------------------------------------
         7.2      Escrow Arrangements................................................................................      36
                  -------------------

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.......................................................................      43

         8.1      Termination........................................................................................      43
                  -----------
         8.2      Effect of Termination..............................................................................      44
                  ---------------------
         8.3      Amendment..........................................................................................      44
                  ---------
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                                     -ii-

                               TABLE OF CONTENTS
                                   (continued)
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         8.4      Extension; Waiver..................................................................................      44
                  -----------------

ARTICLE IX GENERAL PROVISIONS........................................................................................      44

         9.1      Notices............................................................................................      44
                  -------
         9.2      Interpretation.....................................................................................      46
                  --------------
         9.3      Counterparts.......................................................................................      46
                  ------------
         9.4      Entire Agreement; Assignment.......................................................................      46
                  ----------------------------
         9.5      Severability.......................................................................................      46
                  ------------
         9.6      Other Remedies.....................................................................................      47
                  --------------
         9.7      Governing Law......................................................................................      47
                  -------------
         9.8      Rules of Construction..............................................................................      47
                  ---------------------
         9.9      Specific Performance...............................................................................      47
                  --------------------
         9.10     Attorneys'Fees.....................................................................................      47
                  --------------

                     AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of November 19, 1999 among GoTo.com, Inc., a Delaware corporation ("Parent"), Roy Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Cadabra Inc., a California corporation (the "Company"), the undersigned escrow agent (the "Escrow Agent") and Narinder P. Singh (the "Securityholder Agent") (the Escrow Agent and the Securityholder Agent being parties with respect to Article VII hereof only).

                                   RECITALS

         A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each Company and their respective shareholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company ("Company Capital Stock") and all outstanding options, warrants or other rights to acquire or receive shares of Company Capital Stock shall be converted into the right to receive shares of voting Common Stock of Parent ("Parent Common Stock").

         C. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

         D. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         E. As a material inducement for Parent to consummate the Merger, certain key employees of the Company will enter into non-competition agreements substantially in the form attached hereto as Exhibit A (the "Non-Competition
                                             ---------
Agreement") with Parent, each of which shall become effective as of the Effective Time (as defined herein).

         F. Concurrent with the execution and delivery of this Agreement, as a material inducement to Parent to enter into this Agreement, certain affiliate shareholders of the Company are executing and delivering shareholder support agreements (the "Support Agreements"), substantially in the form attached hereto as Exhibit B, to Parent.
   ---------

         G. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

          NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

          1.1 The Merger. At the Effective Time (as defined in Section 1.2) and
              ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California General Corporation Law ("California Law") and Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into Company, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. The surviving corporation after the Merger is sometimes referred to hereinafter as the "Surviving Corporation."

          1.2 Effective Time. Unless this Agreement is earlier terminated
              --------------
pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than two (2) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger (the "Agreement of Merger") with the Secretaries of State of the States of California and Delaware, in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of California of such filing being referred to herein as the "Effective Time").

          1.3 Effect of the Merger. At the Effective Time, the effect of the
              --------------------
Merger shall be as provided in the applicable provisions of California Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4 Articles of Incorporation; Bylaws.
              ---------------------------------

              (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with California Law and as provided in such Articles of Incorporation."

              (b) Unless otherwise determined by Parent prior to the Effective Time, the Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation at the Effective Time, until thereafter amended in accordance with California Law and as provided in the Articles of Incorporation of the Surviving Corporation and such Bylaws.

          1.5 Directors and Officers. Unless otherwise determined by Parent
              ----------------------
prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of California Law and the Articles of Incorporation and Bylaws of the Surviving Corporation until their successors are duly elected and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.


          1.6 Merger Consideration.
              --------------------

              (a)   Certain Definitions. For purposes of this Agreement, the
                    -------------------
following terms shall have the following meanings:

              "Aggregate Share Number" shall mean that number of shares of Parent Common Stock equal to (i) $242,000,000 divided by (ii) the average closing price of a share of Parent Common Stock for the thirty calendar days prior to the Effective Time, as reported on the NASDAQ National Market (the "30-Day Average Price"); provided, however, that if the 30-Day Average Price is greater than $130.00, Aggregate Share Number shall mean 1,861,539 shares of Parent Common Stock, and provided further, that if the 30-Day Average Price is less than $40.00, Aggregate Share Number shall mean 6,050,000 shares of Parent Common Stock.

              "Company Capital Stock" shall mean shares of Company Common Stock, Company Preferred Stock and any shares of other capital stock of Company.

              "Company Common Stock" shall mean shares of common stock of Company.

              "Company Convertible Securities" shall mean the Company Options and other rights (other than Company Preferred Stock) to acquire or receive shares of Company Capital Stock.

              "Company Options" shall mean all issued and outstanding options to purchase or otherwise acquire Company Capital Stock (whether or not vested) held by employees or directors of or consultants to Company (other than Company Preferred Stock).

              "Company Preferred Stock" shall mean shares of Company Series A Preferred Stock and Company Series B Preferred Stock.

              "Company Series A Preferred Stock" shall mean shares of Series A Preferred Stock of Company.

              "Company Series B Preferred Stock" shall mean shares of Series B Preferred Stock of Company.

              "Company Shareholders" shall mean holders of any shares of Company Capital Stock immediately prior to the Effective Time.

              "Company Warrants" shall mean any outstanding warrants to purchase shares of Company Common Stock.

              "Escrow Amount" shall mean that number of shares of Parent Common Stock equal to the Aggregate Share Number multiplied by 0.1.

              "Exchange Ratio" shall mean a number of shares of Parent Common Stock equal to the quotient obtained by dividing the Aggregate Share Number by the Total Outstanding Shares.

              "Knowledge" shall mean, with respect to Company or Parent, what is within the actual knowledge of any of the officers of Company or Parent, as the case may be.

              "Per Share Cash Amount" shall mean an amount of cash equal to the quotient obtained by dividing $8,000,000 by the Total Outstanding Shares.

              "Total Outstanding Shares" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus the aggregate number of shares of Company Common Stock issuable, with or without the passage of time or satisfaction of other conditions, upon exercise of or conversion of all Company Convertible Securities and Company Preferred Stock outstanding immediately prior to the Effective Time.

              (b)   Shares to be Issued; Cash to be Issued; Effect on Capital
                    ---------------------------------------------------------
Stock. The maximum number of shares of Parent Common Stock and cash to be issued
-----
(including Parent Common Stock to be reserved for issuance upon exercise of any of the Company's options and warrants to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all unexpired and unexercised options, warrants or other rights to acquire Company Capital Stock shall be determined immediately prior to the Effective Time and shall be equal to the Aggregate Share Number plus $8,000,000. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

                    (i)  Effect on Company Capital Stock. Each share of Company
                         -------------------------------
Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined in Section 1.7 hereof and any shares owned by Parent, Merger Sub or Company or any direct or indirect wholly-owned subsidiary thereof) shall be canceled and extinguished and shall be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Capital Stock and upon the terms and subject to conditions set forth below and throughout this Agreement, a combination of (A) shares of Parent Common Stock equal to the Exchange Ratio and
(B) cash equal to the Per Share Cash Amount (collectively, the "Merger Consideration").

                    (ii) Assumption of Company Options. Each outstanding Company
                         -----------------------------
Option issued pursuant to Company's 1998 Stock Plan (the "Option Plan") or otherwise, whether vested or unvested, will be assumed by Parent in connection with the Merger. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements immediately prior to the Effective Time (including, without limitation, any vesting schedule or repurchase rights), except that (i) each Company Option will be exercisable for (A) that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and
(B) cash equal to the Per Share Cash Amount multiplied by the number of shares of Company Common Stock that were issuable upon exercise of such Company Option, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. The rights of first refusal with respect to Company Options issued under the Option Plan, set forth in the form of option agreement, are hereby waived by the Company and Parent as of the Effective Time.

                    (iii) Option Status. It is the intention of the parties
                          -------------
hereto that the Company Options assumed by Parent following the Closing pursuant to this Section 1.6 will, to the extent permitted by applicable law, qualify as incentive stock options as defined in Section 422 of the Code, to the extent any such Company Options qualified as incentive stock options immediately prior to the Effective Time.

                    (iv)  Assumption of Company Warrants. At the Effective Time,
                          ------------------------------
each outstanding Company Warrant will be assumed by Parent in connection with the Merger. Each Company Warrant so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in Company Warrant immediately prior to the Effective Time, except that (i) each Company Warrant will be exercisable for (A) that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and
(B) cash equal to the Per Share Cash Amount multiplied by the number of shares of Company Common Stock that were issuable upon exercise of such Company Warrant, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Warrant will be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

                    (v)   Fractional Shares. No fractional share of Parent
                          -----------------
Common Stock shall be issued in the Merger. In lieu thereof, any fractional share shall be paid in cash at the 30 Day Average Price.

                    (vi)  Cancellation of Parent-Owned and Company-Owned Stock.
                          ----------------------------------------------------
Each share of Company Capital Stock owned by Parent, Merger Sub, Company or any direct or indirect wholly-owned subsidiary thereof immediately prior to the Effective Time, shall be cancelled and extinguished without any conversion thereof.

                    (vii) Capital Stock of Merger Sub. Each share of capital
                          ---------------------------
stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          1.7 Dissenting Shares for Holders of Company Capital Stock.
              ------------------------------------------------------

              (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has not withdrawn or lost appraisal or dissenter rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to
Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by California Law.

              (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 1.6 (and subject to the provisions of Section 7.2 hereof), without interest thereon, upon surrender of the certificate representing such shares.

              (c) Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to California Law and received by Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under California Law. Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of Company or offer to settle or settle any such demands. Parent shall have full recourse to the Escrow Fund (as defined in Section 7.2(a)) for the amount, if any, paid by Company or Parent in respect of any Dissenting Shares in excess of the Merger Consideration (with the Exchange Ratio being valued at the 30 Day Average Price).

          1.8 Surrender of Certificates.
              -------------------------

              (a)   Exchange Agent. The transfer agent of Parent (or another
                    --------------
entity reasonably acceptable to Parent and Company and determined prior to the Closing) shall serve as exchange agent (the "Exchange Agent") in the Merger.

              (b)   Parent to Provide Parent Common Stock. Prior to the Closing,
                    -------------------------------------
Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of Parent Common Stock and cash issuable to Company Shareholders pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock, less the Escrow Amount which Parent shall deposit into the Escrow Fund (as defined in Section 7.2(a) hereof) on behalf of the Company Shareholders. The portion of the Escrow Amount contributed on behalf of each Company Shareholder shall be in proportion to the aggregate number of shares of Parent Common Stock each such Company Shareholder would otherwise be entitled to receive in the Merger (excluding any shares of Parent Common Stock issuable upon exercise of any assumed Company Options) by virtue of ownership of outstanding shares of Company Capital Stock immediately prior to the Effective Time.

              (c)   Exchange Procedures. As soon as practicable following the
                    -------------------
Closing, Parent shall cause to be mailed to each Company Shareholder (i) a letter of transmittal (which shall be in such form and contain such provisions as Parent may reasonably specify and shall specify that delivery shall be effected, and risk of loss and title to the certificates (the "Certificates") which immediately prior to the Effective Time represent outstanding shares of Company Capital Stock whose shares are converted into the right to receive such Company Shareholder's pro rata portion of the Merger Consideration pursuant to
Section 1.6, shall pass, only upon delivery of the Certificates to the Exchange Agent at the Closing) and (ii) instructions for use in effecting the surrender at the Closing of the Certificates in exchange for certificates representing such Company Shareholder's pro rata portion of the Merger Consideration. Upon surrender of a Certificate at the Closing for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Company Shareholder shall be entitled to receive, and the Exchange Agent shall promptly deliver in exchange therefor, a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 1.8(b) and Article 7 hereof) and the cash to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock and cash into which such shares of Company Capital Stock shall have been so converted, except that no interest shall accrue or be payable with respect to the cash portion of the Merger Consideration.

              (d)   Distributions With Respect to Unexchanged Shares. No
                    ------------------------------------------------
dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock and cash issued in exchange therefor, plus the amount of dividends or other distributions (without interest) with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

              (e)   Transfers of Ownership. If any certificate for shares of
                    ----------------------
Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered.

              (f)   Lost, Stolen or Destroyed Certificates. In the event any
                    --------------------------------------
Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the delivery by the holder thereof of an affidavit of that fact by the holder thereof containing customary indemnification provisions.

              (g)   No Liability. Notwithstanding anything to the contrary in
                    ------------
this Section 1.8, neither Parent nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

              (h)   No Further Ownership Rights in Company Capital Stock. The
                    ----------------------------------------------------
shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to shares of Company Capital Stock outstanding prior to the Effective Time, and there shall be no further registration of transfers on the records of Parent of shares of Company Capital Stock that were outstanding prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent for any reason, they shall be canceled and exchanged as provided in this Article I.

              (i)   Taking of Necessary Action; Further Action. If, at any time
                    ------------------------------------------
after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, Parent and Merger Sub, the officers and directors of Company, Parent and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          As of the date hereof and as of the Closing Date, the Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are clearly disclosed in the disclosure letter (referencing the appropriate section number) supplied by the Company to Parent (the "Company Disclosure Letter") and dated as of the date hereof, as follows:

          2.1 Organization of the Company. The Company is a corporation duly
              ---------------------------
organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would be material. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.

          2.2 Company Capital Structure.
              -------------------------

              (a) The authorized capital stock of the Company consists of 40,000,000 shares of authorized Common Stock, of which 3,598,750 shares are issued and outstanding as of the date hereof, and 3,000,000 shares of authorized Preferred Stock, 1,550,000 of which are designated Series A Preferred Stock, of which 1,537,966 shares are issued and outstanding as of the date hereof and 1,450,000 of which are designated Series B Preferred Stock, of which 1,432,948 shares are issued and outstanding as of the date hereof. The Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Section 2.2(a) of the Company Disclosure Letter. All
                     --------------
outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

              (b) The Company has reserved 2,750,000 shares of Common Stock for issuance to directors, officers, employees and consultants pursuant to the Option Plan, of which 350,000 shares are subject to outstanding, unexercised options as of the date hereof and 1,793,250 shares remain available for future grant as of the date hereof. The Company has reserved no shares of Common Stock for issuance upon exercise of outstanding Company Options granted outside the Option Plan. There are no outstanding Company Warrants as of the date hereof.
Section 2.2(b) of the Company Disclosure Letter sets forth for each outstanding
--------------
Company Option, the name of the holder of such option, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to the date hereof and whether the exercisability of such option will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except for the Company Options described in Section 2.2(b) of the Company Disclosure
                                     --------------
Letter, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the

Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options have been or will be given, or shall have properly waived, any required notice prior to the Merger, and all such rights will be terminated at or prior to the Effective Time. As a result of the Merger, Parent will be the record and sole beneficial owner of all capital stock of the Company and rights to acquire or receive such capital stock.

          2.3 Subsidiaries. The Company does not have and has never had any
              ------------
subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

          2.4 Authority. Subject only to the requisite approval of the Merger
              ---------
and this Agreement by the Company's shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's shareholders to duly approve the Merger and this Agreement is a majority of the outstanding shares of Company Common Stock and a majority of the outstanding shares of Company Preferred Stock (collectively, the "Required Shares"). Company Shareholders who hold the Required Shares have executed the Support Agreements. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's shareholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Subject only to the approval of the Merger and this Agreement by the Company's shareholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any material mortgage, indenture, lease, contract or other material agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict) in connection with a material mortgage, indenture, lease, contract or other material agreement is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the California Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Section 2.4 of the Company Disclosure Letter.
         -----------

          2.5 Company Financial Statements. Section 2.5 of the Company
              ----------------------------  -----------
Disclosure Letter sets forth (i) the Company's unaudited financial statements for the year ended December 31, 1998, and (ii) the Company's unaudited balance sheet as of October 31, 1999 (the "Balance Sheet") and the related unaudited statements of operations and cash flows for the ten-month period then ended ((i) and (ii) collectively, the "Company Financials"). The Company Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other, subject to the absence of notes and, in the case of the Balance Sheet, to normal recurring year-end adjustments. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the financial statements for such ten-month period, to normal year-end adjustments, which such adjustments will not be material in amount or significance. At no time has the Company factored its accounts receivable or otherwise sold or transferred the right to collect any of its accounts receivable. In addition, at no time has the Company, or any assets of the Company, been placed into receivership or otherwise been subject to any bankruptcy, insolvency or liquidation proceeding.

          2.6 No Undisclosed Liabilities. The Company does not have any
              --------------------------
liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since the date of the Balance Sheet, consistent with past practices.

          2.7 No Changes. Since September 30, 1999 and until the date hereof,
              ----------
there has not been, occurred or arisen any:

              (a) transaction by the Company except in the ordinary course of business as conducted on the date of the Balance Sheet and consistent with past practices;

              (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

              (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $50,000;

              (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

              (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

              (f) event or condition that has or would be reasonably expected to have a Material Adverse Effect (as defined in Section 9.2 hereof) on the Company;

              (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

              (h)   revaluation by the Company of any of its assets;

              (i) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

              (j) increase in the salary or other compensation payable or to become payable to any of its officers or directors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

              (k) material sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

              (l) amendment or termination (other than pursuant to its terms) of any material contract, agreement or license to which the Company is a party or by which it is bound;

              (m) material loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

              (n) material waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

              (o) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities other than the grant or exercise of stock options in the ordinary course of business;

              (p) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property (as defined in Section 2.11) to the Company; or

              (q) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (p) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

          2.8 Tax and Other Returns and Reports.
              ---------------------------------

              (a)   Definition of Taxes. For the purposes of this Agreement,
                    -------------------
"Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

              (b)   Tax Returns and Audits.
                    ----------------------

                    (i) The Company as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                    (ii) The Company as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                    (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                    (iv) No audit or other examination of any Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination.

                    (v) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet or accrued in the ordinary course of business consistent with past practice, whether asserted or unasserted, contingent or otherwise, and the Company has no Knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

                    (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Company's incorporation.

                    (vii) There are (and as of immediately following the Effective Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or attributable to Taxes.

                    (viii) The Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                    (ix) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                    (x) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

                    (xi)   The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                    (xii) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

                    (xiii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                    (xiv) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

          2.9  Restrictions on Business Activities. There is no agreement
               -----------------------------------
(noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

          2.10 Title to Properties; Absence of Liens and Encumbrances.
               ------------------------------------------------------

               (a) The Company owns no real property, nor has it ever owned any real property. Section 2.10(a) of the Company Disclosure Letter sets forth a
               --------------
list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default on the part of the Company or event of default on the part of the Company (or event which with notice or lapse of time, or both, would constitute such a default).

               (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

          2.11 Intellectual Property.
               ---------------------

          For the purposes of this Agreement, the following terms have the following definitions:

               "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing;
               (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors; and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

               "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company.

               "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks;
               (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other similar document issued, filed with, or recorded by any state, government or other public legal authority.

               "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company.

                    (a) No material Company Intellectual Property or product or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property.

                    (b)  Section 2.11(b) of the Company Disclosure Letter is a
                         ---------------
complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers. As of the date hereof, each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, noted for the purposes of maintaining such Registered Intellectual Property.

                    (c) The Company owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as currently proposed to be conducted) to, each material item of Company Intellectual Property or other Intellectual Property used by the Company free and clear of any lien or encumbrance (excluding licenses and related restrictions); and the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or the provision of any services by the Company.

                    (d) The Company owns exclusively, and has good title to, all copyrighted works or which the Company otherwise expressly purports to own. The Company owns exclusively, and has good title to, all source-code and object-code used in or incorporated in the Company's products or services.

                    (e) To the extent that any material Intellectual Property has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of or
(ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as currently proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

                    (f) The Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is material to the Company Intellectual Property, to any third party.

                    (g)  Section 2.11(g) of the Company Disclosure Letter lists
                         --------------
all material contracts, licenses and agreements to which the Company is a party
(i) with respect to the Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to the Company.

               (h) All material contracts, licenses and agreements relating to Company Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. The Company is in material compliance with, and has not materially breached any term any of such contracts, licenses and agreements and, to the Knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's rights under such contracts, licenses and agreements to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

               (i) The operation of the business of the Company as such business currently is conducted, including the Company's design, development, marketing and sale of the products or services of the Company (including with respect to products and services currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

               (j) The Company has not received notice from any third party that the operation of the business of the Company or any act, product or service of the Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

               (k) To the Knowledge of the Company, no person has or is infringing or misappropriating, in any respect materially adverse to the Company, any Company Intellectual Property.

               (l) The Company has taken reasonable steps to protect the Company's rights in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality and invention assignment agreement and all current and former employees and contractors of the Company have executed such an agreement, except where the failure to do so is not reasonably expected to be material to the Company.

          2.12 Agreements, Contracts and Commitments.
               -------------------------------------

               (a) As of the date hereof, the Company does not have, is not a party to nor is it bound by:

                    (i)  any collective bargaining agreements,

                    (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                    (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                    (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides material services to the Company,

                    (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                    (vi)   any fidelity or surety bond or completion bond,

                    (vii) any lease of personal property having a value individually in excess of $15,000,

                    (viii) any agreement of indemnification or guaranty,

                    (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                    (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000,

                    (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside of the ordinary course of the Company's business,

                    (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

                    (xiii) any construction contracts,

                    (xiv) any distribution, joint marketing or development agreement,

                    (xv) any agreement pursuant to which the Company has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code,

                    (xvi) any agreement, arrangement, joint venture, partnership, license or other relationship with any Governmental Entity whereby the United States Government or any other Governmental Entity has an ownership interest in or otherwise has the right to exploit in any manner any Company Intellectual Property or any other assets of the Company, or

                    (xvii) any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty within thirty (30) days.

               (b) Except for such alleged breaches, violations and defaults and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Section 2.12(b) of the
                                                        ---------------
Disclosure Letter, the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any material agreement, contract or commitment required to be set forth on Section 2.12(a) of the Company Disclosure Letter or
                            ---------------
Section 2.11(g) of the Company Disclosure Letter (any such agreement, contract
---------------
or commitment, a "Contract"). Each Contract is in full force and effect and is not subject to any default thereunder of which the Company has Knowledge by any party obligated to the Company pursuant thereto.

          2.13 Interested Party Transactions. No officer, director or
               -----------------------------
shareholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or
(iii) a beneficial interest in any contract or agreement set forth in Section
                                                                      --------
2.12(a) of the Company Disclosure Letter or Section 2.11(g) of the Company
-------                                     ---------------
Disclosure Letter; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

          2.14 Compliance with Laws. The Company has complied in all material
               --------------------
respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

          2.15 Litigation. As of the date hereof, there is no action, suit or
               ----------
proceeding of any nature pending or to the Company's knowledge threatened against the Company or its properties. There is no action, suit or proceeding of any nature pending or, to the Company Knowledge, threatened against any of its officers or directors, in their respective capacities as such. To the Company's Knowledge, as of the date hereof, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any governmental entity. Section 2.15 of the Company
                                                ------------
Disclosure Letter sets forth, with respect to any pending or threatened action, suit, proceeding or investigation as of the date hereof, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. To the Company's Knowledge, as of the date hereof, no governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products or services in the present manner or style thereof. Nothing contained in this Section shall limit any other representation and warranty made by the Company in this Agreement.

          2.16 Insurance. With respect to the insurance policies and fidelity
               ---------
bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          2.17 Minute Books. The minute books of the Company made available to
               ------------
counsel for Parent are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company until the date hereof.

          2.18 Environmental Matters.
               ---------------------

               (a)  Hazardous Material. The Company has not operated any
                    ------------------
underground storage tanks, and has no Knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company has at any time owned, operated, occupied or leased. The Company has not released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"). No Hazardous Materials are present as a result of the actions or omissions of the Company, or, to the Company's Knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

               (b)  Hazardous Materials Activities. The Company has not
                    ------------------------------
transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

               (c)  Permits. The Company currently holds all environmental
                    -------
approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

               (d)  Environmental Liabilities. No action, proceeding, revocation
                    -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

          2.19 Brokers' and Finders' Fees; Third Party Expenses. Except as set
               ------------------------------------------------
forth on Section 2.19 of the Company Disclosure Letter, the Company has not
         ------------
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Section 2.19 of the
                                                            ------------
Company Disclosure Letter sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Section 2.19 of the
                                                       ------------
Company Disclosure Letter also sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.5) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

          2.20 Employee Matters and Benefit Plans.
               ----------------------------------

               (a)  Definitions. With the exception of the definition of
                    -----------
"Affiliate" set forth in Section 2.20(a)(i) below (which definition shall apply only to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                    (i) "Affiliate" shall mean, for purposes of this Section 2.20, any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                    (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                    (iii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

                    (iv) "Employee" shall mean any current, former, or retired employee, officer or director of the Company or any Affiliate;

                    (v) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

                    (vi)   "IRS" shall mean the Internal Revenue Service;

                    (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                    (viii) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

               (b)  Disclosure. Section 2.20(b) of the Company Disclosure Letter
                    ----------  ---------------
contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

               (c)  Documents. The Company has provided to Parent (i) correct
                    ---------
and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (viii) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

               (d)  Employee Plan Compliance. (i) The Company has performed in
                    ------------------------
all material respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction," within the meaning of
Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) as of the date hereof, there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) as of the date hereof, there are no inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any material penalty or tax with respect to any Company Employee Plan under
Section 502(i) of ERISA or Section 4975 through 4980 of the Code.

     (e)  Pension Plans. The Company does not now, nor has it ever,
          -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

     (f)  Multiemployer Plans. At no time has the Company contributed to or been
          -------------------
requested to contribute to any Multiemployer Plan.

     (g)  No Post-Employment Obligations. No Company Employee Plan provides, or
          ------------------------------
has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

     (h)  Effect of Transaction.
          ---------------------

          (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (ii) No payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

          (i)  Employment Matters. The Company (i) is in compliance in all
               ------------------
material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any material arrears of wages or any taxes or any material penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (j)  Labor. No work stoppage or labor strike against the Company is
               -----
pending or, to the best knowledge of the Company, threatened. The Company is not involved in or, to the Knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

     2.21 Officer Matters. To the Company's Knowledge, no officer of the Company
          ---------------
has ever been convicted of a felony or been the subject of a governmental investigation. To the Company's Knowledge, no company of which any officer of the Company is or was an officer has ever been subject to any bankruptcy or insolvency proceeding.

     2.22 Year 2000 Compliance. As of the date hereof, to the Company's
          --------------------
Knowledge the Company's products, services and internal systems have been designed to ensure date and time entry recognition, calculations that accommodate same century and multi-century formulas and date values, leap year recognition and calculations, and date data interface values that reflect the century. As of the date hereof, to the Company's Knowledge the Company's products, services and internal systems manage and manipulate data involving dates and times, including single century formulas and multi-century formulas, and do not cause an abnormal ending scenario within the application or generate incorrect values or invalid results involving such dates.

     2.23 Representations Complete. As of the date hereof, none of the
          ------------------------
representations or warranties made by the Company (as modified by the Company Disclosure Letter), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     As of the date hereof and as of the Closing Date, Parent and Merger Sub represent and warrant to the Company as follows:

     3.1  Organization, Standing and Power. Parent is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Merger Sub has the corporate power to own its properties operate and use its assets and to carry on its business as now being conducted and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the failure to be so qualified would be material to Parent and Merger Sub as a whole.


     3.2  Authority. Parent and Merger Sub have all requisite corporate power
          ---------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby. No vote of the Parent's stockholders is required with respect to the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms. As of the Effective Times, the consummation of the transactions contemplated by this Agreement will not Conflict with (i) any provision of the Certificate of Incorporation or Bylaws of Parent, (ii) any agreement to which Parent is a party that it has filed or that is required to be filed with the Securities and Exchange Commission or (iii) any permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity applicable to Parent or its properties or assets, except such Conflicts which would not result in a Material Adverse Effect on Parent.

     3.3  Capital Structure.
          -----------------

          (a)  As of the date hereof, the authorized stock of Parent consists of
(i) 200,000,000 shares of Common Stock, of which 45,532,469 shares were issued and outstanding as of September 30, 1999, and 10,000,000 shares of Preferred Stock, none of which was issued or outstanding as of September 30, 1999, and
(ii) options and warrants to purchase fewer than 2,600,000 shares of Parent Common Stock as of September 30, 1999. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable.

          (b) The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, non-assessable and issued in compliance with applicable federal and state securities laws.

     3.4  SEC Documents; Parent Financial Statements. Parent has furnished or
          ------------------------------------------
made available to the Company true and complete copies of all reports or registration statements filed by it with the Securities and Exchange Commission (the "SEC") since June 17, 1999, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act") as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, in any such case except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). As of the date hereof, there has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements; provided, however, the Parent may have restated or may restate one or more of the Parent Financial Statements to reflect acquisitions entered into subsequent to the respective dates thereof.


     3.5  No Material Adverse Change. Since the date of the balance sheet
          --------------------------
included in Parent's most recently filed report on Form 10-Q until the date hereof, Parent has conducted its business in the ordinary course of business and there has not occurred: (a) any material adverse effect on the business, assets (including intangible assets), financial condition, capitalization or results of operations of Parent ("Material Adverse Effect on Parent"); (b) any amendment or change in the Certificate of Incorporation or Bylaws of Parent (other than restatements of the Certificate of Incorporation which did not require shareholders' approval) except as disclosed in the SEC Documents; or (c) any damage to, destruction or loss of any assets of Parent (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent.

     3.6  Disclosure. No statement made or furnished by Parent to the Company or
          ----------
contained in the information regarding Parent in the Information Statement (or any other document) prepared or provided by Parent for use in connection with soliciting approval of the Merger by the Company's shareholders contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made.

                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business of the Company. During the period from the date of
          ----------------------------------
this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting the Company or its business. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

          (a) Enter into any transaction exceeding $100,000 or any commitment or transaction of the type described in Section 2.12(a) hereof not in the ordinary course of business;

          (b) Transfer to any person or entity any rights to any Company Intellectual Property (other than pursuant to end-user licenses in the ordinary course of business) or enter into any agreement with respect to Company Intellectual Property with any person or entity other than in the ordinary course of business consistent with past practice;

          (c) Terminate any employees other than for cause or encourage any employees to resign from the Company;


          (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Disclosure Letter;

          (e)  Commence or settle any litigation;

          (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor) except for (i) repurchases of Company Capital Stock upon the termination of service of any service providers of Company in accordance with the standard terms set forth in the agreements governing such repurchases, all of which agreements have been provided or made available to Parent, (ii) conversion of Company Preferred Stock and
(iii) exercises or conversion of Company Convertible Securities;

          (g) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options or Warrants, issue, sell, grant, contract to issue, grant or sell, or authorize the issuance, delivery, sale or purchase of any shares of Company Capital Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock, or any securities, warrants, options or rights to purchase any of the foregoing, except for (i) issuances of Company Capital Stock upon the exercise thereof or upon exercise or conversion of Company Convertible Securities or Company Preferred Stock outstanding as of the date of this Agreement and (ii) issuances of Company Options in the ordinary course of business consistent with past practice and in consultation with Parent, with an exercise price of fair market value of Company Common Stock (considering the Merger Consideration and the Merger), but in no event Company Options to purchase more than 25,000 shares (in any one case) or 125,000 shares (in the aggregate);

          (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

          (j) Sell, lease, license or otherwise dispose of any of the assets or properties of Company which are not Company Intellectual Property other than in the ordinary course of business and consistent with past practices, including but not limited to the performance of obligations under contractual arrangements listed on the Company Disclosure Letter existing as of the date hereof, or create any security interest in such assets or properties;

          (k) Grant any loan to any person or entity, incur any indebtedness or guarantee any indebtedness, issue or sell any debt securities, guarantee any debt securities of others, purchase any debt securities of others or amend the terms of any outstanding agreements related to borrowed money, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

          (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any employee or consultant, except payments made pursuant to standard written agreements outstanding as of the date hereof and disclosed on
Section 4.1(m) of the Company Disclosure Letter, or increase in the salary or
--------------
other compensation payable or to become payable by Company to any of its officers, directors, employees or advisors, or declare, pay or make any commitment or obligation of any kind for the payment by Company of a bonus or other additional salary or compensation to any such person, or adopt or amend any employee benefit plan or enter into any employment contract;

          (m) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

          (n) Take any action to accelerate the vesting schedule of any of the outstanding Company Options or Company Capital Stock;

          (o) Pay, discharge or satisfy, in an amount in excess of $30,000 (in any one case) or $150,000 (in the aggregate) any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and in a manner consistent with past practice;

          (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (q) Enter into any strategic alliance, affiliate agreement, data or software licensing agreement (other than off-the-shelf, commercially-available, shrink-wrap, inbound software (e.g., MS Word, Excel), or joint development or joint marketing arrangement or agreement;

          (r) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

          (s) Waive or commit to waive any rights with a value in excess of $30,000 (in any one case) or $100,000 (in the aggregate);

          (t) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

          (u)  Implement any Company Employee Plan;

          (v) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

          (w) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (v) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     4.2  No Solicitation. Until the earlier of the Effective Time and the date
          ---------------
of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, shareholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, initiate or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or any of its subsidiaries, (b) provide information with respect to its business, technologies or properties to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or any of its subsidiaries, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or any of its subsidiaries, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or any of its subsidiaries by any person, other than by Parent. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request (subject to the requirements of nondisclosure agreements of the Company as exist as of the date hereof and are then in force).

     4.3  Conduct of Business of Parent. During the period from the date hereof
          -----------------------------
and continuing until the earlier of the termination of this Agreement or the Effective Date, Parent shall not (without the prior written consent of the Company) declare, accrue, set aside or pay any extraordinary dividend or any other extraordinary distribution in respect of any shares of its capital stock or take any other action with respect to its Certificate of Incorporation or Bylaws, if in such case, the action would have the effect of being materially adverse to Company Shareholders as compared with the then existing stockholders of Parent as a group.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Fairness Hearing; Shareholder Approval.
          --------------------------------------

          (a) As soon as reasonably practicable following the execution of this Agreement, Parent and Company shall prepare the necessary documents and Parent shall apply to obtain a permit (a "California Permit") from the Commissioner of Corporations of the State of California (after a hearing before such Commissioner) pursuant to Section 25121 of the California Corporate Securities Law of 1968, so that the issuance of Parent Common Stock in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act. Company and Parent will respond to any comments from the California Department of Corporations and use their commercially reasonable efforts to have the California Permit granted as soon as practicable after such filing. As promptly as practical after the date of this Agreement, Parent shall prepare and make such filings as are required under applicable Blue Sky laws relating to the transactions contemplated by this Agreement. Company shall use reasonable and good faith efforts to assist Parent as may be necessary to comply with the securities and blue sky laws relating to the transactions contemplated by this Agreement.

          (b) As promptly as practicable after the receipt of a California Permit, the Company shall submit this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption as provided by California Law and its Articles of Incorporation and Bylaws. The Company shall use its best efforts to solicit and obtain the consent of its shareholders sufficient to approve the Merger and this Agreement (and the other matters set forth in Section 1.1(ii) of the Support Agreements) and to enable the Closing to occur as promptly as practicable following the date hereof and, in any event, within 15 days following the receipt of the California Permit. The materials submitted to the Company's shareholders shall be subject to reasonable review and approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement, and the transactions contemplated hereby.

     5.2  Nasdaq Listing. Parent shall use reasonable efforts to ensure that at
          --------------
the Effective Time, the shares of Parent Common Stock to be delivered to the Company Shareholders pursuant to this Agreement shall have been accepted for quotation on the National Association of Securities Dealers Automated Quotation National Market System.

     5.3  Access to Information. Each party shall afford the others and its
          ---------------------
accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments, records and auditors, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request, subject, in the case of Parent, to reasonable limits on access to its technical and other nonpublic information. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.4  Confidentiality. Each of the parties hereto hereby agrees to keep the
          ---------------
terms of this Agreement (except to the extent contemplated hereby, including as required in connection with the California Permit required pursuant to Section 5.1) and such information or knowledge obtained in any investigation pursuant to
Section 5.3, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law,
(c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers (provided that such party shall have provided the other party with prior notice of such order and an opportunity to object or take other available action) or (f) which is disclosed in the course of any litigation between any of the parties hereto.

     5.5  Expenses. Whether or not the Merger is consummated, all fees and
          --------
expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

     5.6  Public Disclosure. Unless otherwise required by law (including,
          -----------------
without limitation, federal and state securities laws) or, as to Parent, by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

     5.7  Consents. The Company shall use commercially reasonable efforts to
          --------
obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Company Disclosure Letter) so as to preserve all rights of and benefits to the Company thereunder.

     5.8  FIRPTA Compliance. On or prior to the Closing Date, the Company shall
          -----------------
deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     5.9  Reasonable Efforts. Subject to the terms and conditions provided in
          ------------------
this Agreement, each of the parties hereto shall use its reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.10 Notification of Certain Matters. The Company shall give prompt notice
          -------------------------------
to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; such that the conditions set forth in Section 6.2(a) or (b) or Section 6.3(a) or (b) would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.11 Affiliate Agreements. Section 5.11 of the Company Disclosure Letter
          --------------------  ------------
sets forth those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person a "Company Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in any case prior to the Closing) from each of the Company Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit C. Parent shall be entitled to place appropriate legends on the
---------
certificates evidencing any Parent Common Stock to be received by such Company Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

     5.12 Additional Documents and Further Assurances. Each party hereto, at the
          -------------------------------------------
request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.13 Employee Benefits. It is Parent's intent to use reasonable efforts to
          -----------------
attempt to ensure that: (a) as soon as practicable after the Effective Time, Parent's benefit plans and benefit arrangements will provide benefits to the Continuing Employees (as defined below) that are comparable to the non-discretionary, non-cash benefits generally provided to similarly situated employees of Parent and (b) to the extent practicable, Parent's benefit plans and benefit arrangements give full credit to each Continuing Employee for such Continuing Employee's period of service with Company prior to the Effective Time for all purposes for which such service was recognized under the plans prior to the Effective Time. For purposes of this Section, "Continuing Employee" shall mean any employee of the Company who continues as an employee of the Surviving Corporation or Parent after the Effective Time.

     5.14 Indemnification. After the Effective Time, the Surviving Corporation
          ---------------
shall indemnify and hold harmless each Person who has at any time prior to the Effective Time been an officer or director of the Company pursuant to its Articles of Incorporation and Bylaws as they are currently in effect on the date hereof to the same extent as provided in such Articles of Incorporation and Bylaws, but to no greater extent than that provided in Parent's Certificate of Incorporation and Bylaws; provided, that it is understood that the foregoing
                          --------
undertaking shall not grant to any such officers or directors rights of indemnity against either Parent or Surviving Corporation more extensive than those such Persons may currently have against the Company.

     5.15 Stock Options. Parent shall take all corporate action necessary to
          -------------
reserve for issuance of a sufficient number of Parent Common Stock for delivery upon the exercise of each Company Option assumed pursuant to Section 1.6(b) hereof. As soon as practicable after the Effective Time, and not more than ten business days thereafter, Parent shall file registration statement on Form S-8 (or any successor or other appropriate form), with respect to the shares of Parent Common Stock subject to such options.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger. The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a)  Shareholder Approval. This Agreement and the Merger shall have
               --------------------
been approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation.


          (b)  California Permit. The Commissioner of Corporations for the State
               -----------------
of California shall have approved the terms and conditions of the transactions contemplated by this Agreement, and the fairness of such terms and conditions following a hearing for such purpose, and shall have issued a California Permit.

          (c)  No Injunctions or Restraints; Illegality. No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

     6.2  Additional Conditions to Obligations of the Company. The obligations
          ---------------------------------------------------
of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date), with the same force and effect as if made on and as of the Closing Date, except in all such cases in the aggregate as would not have a Material Adverse Effect on Parent and Merger Sub, as applicable, and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

          (b)  Agreements and Covenants. Parent and Merger Sub shall have
               ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

     6.3  Additional Conditions to the Obligations of Parent and Merger Sub. The
          -----------------------------------------------------------------
obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties of the Company contained in this Agreement shall have been true and correct in all material respects on and as of the date hereof. In addition, the representations and warranties of the Company shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date) and except for inaccuracies in the representations and warranties contained in Sections 2.6, 2.7, 2.8, 2.10, 2.16, 2.18 and 2.21 of this Agreement arising after the date hereof (unless such inaccuracies in such Sections in the aggregate constitute a Business Adverse Effect (as defined in Section 9.2)). Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the chief executive officer and chief financial officer of the Company;

          (b)  Agreements and Covenants. The Company shall have performed or
               ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company;

          (c)  Third Party Consents. Parent shall have been furnished with
               --------------------
evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Section 6.3(c) of the Company Disclosure Letter.

          (d)  Legal Opinion. Parent shall have received a legal opinion from
               -------------
Fenwick & West LLP, legal counsel to the Company, in substantially the form attached hereto as Exhibit D.
                   ---------

          (e)  Affiliate Agreements. Each of the parties identified by the
               --------------------
Company as being a Company Affiliate shall have delivered to Parent an executed Affiliate Agreement which shall be in full force and effect.

          (f)  Non-Competition Agreements. Each of the persons listed in Exhibit
               --------------------------
L of the Company Disclosure Schedule shall have executed and delivered to Parent a Non-Competition Agreement in substantially the form of Exhibit A, and all of the Non-Competition Agreements shall be in full force and effect.

          (g)  Employee Agreements. Each Employee Agreement shall have been
               -------------------
terminated in accordance with its terms, other than consulting agreements with outside software engineers and those agreements identified in Section 7.3(g) of the Company Disclosure Letter.

          (h)  No Dissenters. Holders of no more than 5% of the outstanding
               -------------
shares of Company Capital Stock shall have exercised, or have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

          (i)  Termination of Investors' Rights Agreements. The following
               -------------------------------------------
agreements shall have been terminated in accordance with their respective terms:
(i) the Restated and Amended Investors' Rights Agreement dated as of March 10, 1999 among the Company and certain investors; (ii) the Restated and Amended Right of First Refusal and Co-Sale Agreement dated as of March 10, 1999 among the Company and certain investors; and (iii) any other similar agreements between the Company and any of the Company Shareholders.

                                  ARTICLE VII

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

     7.1  Survival of Representations and Warranties. All of the Company's
          ------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Disclosure Letter) shall survive the Merger and continue until 5:00 p.m., California time, on the date which is one year following the Closing Date (the "Expiration Date") at which time they shall expire.

     7.2  Escrow Arrangements.
          -------------------

          (a)  Escrow Fund. At the Effective Time, the Company Shareholders will
               -----------
be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any Company Shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Company Shareholder, will be deposited with an institution reasonably acceptable to Parent and the Securityholder Agent (as defined in Section 7.2(g) below), as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at Parent's cost and expense. The Escrow Fund shall be available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company (as modified by the Company Disclosure Letter), or any failure by the Company to perform or comply with any covenant contained herein. Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d) below) identifying Losses, the aggregate amount of which exceed $250,000 have been delivered to the Escrow Agent as provided in paragraph (e); in such case, Parent may recover from the Escrow Fund the total of its Losses, not including the first $250,000. The Escrow Fund shall be the sole and exclusive remedy for all such Losses, provided that nothing herein shall limit any remedy for fraud or willful noncompliance with covenants and nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close.

          (b)  Escrow Period; Distribution upon Termination of Escrow Periods.
               --------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period") at which time the remaining Escrow Fund shall be released and shall be delivered by the Escrow Agent to the Company Shareholders; provided that (i) the Escrow Period shall not
                                   --------
terminate and the Escrow Fund shall not be released with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period, and
(ii) upon release of any portion of the Escrow Fund, the Securityholder Agent may properly deduct from such released amounts any administrative costs, expenses, attorneys' fees and costs incurred in connection with the its duties under this Agreement. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Company Shareholders the remaining portion of the Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Amounts to the Company Shareholders pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund as determined pursuant to Section 1.8(b).

          (c)  Protection of Escrow Fund.
               -------------------------

                 (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                 (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent

Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

          (iii) Each Company Shareholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Company Shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

     (d)  Claims Upon Escrow Fund.
          -----------------------

            (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and
(B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability (including a current good faith estimate of actual Losses of any reasonably anticipated accrual or Loss), and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of
Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

            (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to
Section 7.2(d)(i) hereof, the shares of Parent Common Stock shall be valued at the 30-Day Average Price.

     (e)  Objections to Claims. At the time of delivery of any Officer's
          --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent (as defined in Section 7.2(g)) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty
(30)-day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30)-day period.

     (f)  Resolution of Conflicts; Arbitration.
          ------------------------------------

            (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The

Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

          (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

          (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the shareholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

     (g)  Securityholder Agent of the Shareholders; Power of Attorney.
          -----------------------------------------------------------
            (i) In the event that the Merger is approved, effective upon such vote, and without further act of any Company Shareholder, Narinder P. Singh shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each Company Shareholder (except such shareholders, if any, as shall have perfected their appraisal or dissenters' rights under California Law), for and on behalf of the Company Shareholders, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow

Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Company Shareholders from time to time upon not less than thirty
(30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Company Shareholders.

          (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Company Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

     (h)  Actions of the Securityholder Agent. A decision, act, consent or
          -----------------------------------
instruction of the Securityholder Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Company Shareholder, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each such Company Shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

     (i)  Third-Party Claims. In the event Parent becomes aware of a third-party
          ------------------
claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the shareholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement and agrees that the amount of such settlement should be rightfully deducted from the Escrow Fund, the Securityholder Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

     (j)  Escrow Agent's Duties.
          ---------------------

            (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

            (ii) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

            (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

            (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

            (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

            (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

          (vii) The Company, Parent and Merger Sub and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter. The parties agree that any liability of the Company hereunder may be satisfied out of the Escrow Fund.

          (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

     (k)  Fees. All fees of the Escrow Agent for performance of its duties
          ----
hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination. Except as provided in Section 8.2 below, this Agreement
          -----------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a)  by mutual consent of the Company and Parent;


          (b) by Parent or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) on March 15, 2000 (the "End Date") (provided that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

          (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

          (d) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if any such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this
Section 8.1(d) prior to the End Date, provided the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement or if such breach by the Company is cured prior to the End Date);

          (e) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if any such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then the Company may not terminate this Agreement under this Section 8.1(e) prior to the End Date, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this

Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by the Company is cured prior to the End Date).

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2  Effect of Termination. In the event of termination of this Agreement
          ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.5 and 5.6 and Articles VIII and IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3  Amendment. Except as is otherwise required by applicable law after the
          ---------
shareholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4  Extension; Waiver. At any time prior to the Effective Time, Parent and
          -----------------
Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1  Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                            (i)   if to Parent or Merger Sub, to:

                                  GoTo.com, Inc.
                                  140 West Union Street
                                  Pasadena, California 91103
                                  Attention: Todd Tappin
                                  Telephone No.: (626) 685-5600
                                  Facsimile No.: (626) 685-5601

                                  with a copy to:

                                  Wilson Sonsini Goodrich &
                                  Rosati, Professional Corporation
                                  650 Page Mill Road
                                  Palo Alto, California 94304
                                  Attention:  Martin W. Korman, Esq.
                                              Robert Sanchez, Esq.
                                              Cynthia M. Greene, Esq.
                                  Telephone No.: (650) 493-9300
                                  Facsimile No.: (650) 493-6811

                            (ii)  if to the Company, to:


                                  Cadabra Inc.
                                  1820 Gateway Dr., Suite 300
                                  San Mateo, CA  94404
                                  Attention: Narinder P. Singh
                                  Telephone No.: (650) 403-2200
                                  Facsimile No.: (650) 403-2201

                                  with a copy to:

                                  Fenwick & West LLP
                                  Two Palo Alto Square
                                  Palo Alto, California 94306
                                  Attention: Barry Kramer, Esq.
                                             David A. Bell, Esq.
                                  Telephone No.: (650) 494-0600
                                  Facsimile No.: (650) 494-1417

                            (c)   if to the Securityholder Agent:


                                  Narinder P. Singh
                                  28 Mirada Rd.
                                  Half Moon Bay, CA 94019
                                  Telephone No.:  (650) 712-0743

     9.2  Interpretation. The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." As used herein, the term "Material Adverse Effect" shall mean a substantial material adverse effect on the business, assets (including intangible assets), financial condition, capitalization or results of operations of the Company. As used herein, the term "Business Adverse Effect" shall mean
(i) a material impairment in the Surviving Corporation's ability to continue to offer after Closing the Company's products and services offered prior to Closing, (ii) a material impairment in the Surviving Corporation's ability to use the Intellectual Property used by the Company prior to Closing or (iii) any other liability of the Company that would be reasonably likely to have a Material Adverse Effect on Parent. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart and that the Escrow Agent need not sign this Agreement for it to be effective among the other parties.

     9.4  Entire Agreement; Assignment. This Agreement, the Company Disclosure
          ----------------------------
Letter and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

     9.5  Severability. In the event that any provision of this Agreement or the
          ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6  Other Remedies. Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     9.8  Rules of Construction. The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9  Specific Performance. The parties hereto agree that irreparable damage
          --------------------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.10 Attorneys' Fees. If any action or other proceeding relating to the
          ---------------
enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs, and disbursements (in addition to any other relief to which the prevailing party may be entitled); provided, that in the event the Company is
                                   --------
liable for such fees hereunder, Parent shall not be restricted to satisfying such liability out of the Escrow Fund.


                  (Remainder of page intentionally left blank.)

       IN WITNESS WHEREOF, Parent, Merger Sub, the Company and, with respect to Article VII only, the Escrow Agent and the Securityholder Agent, and have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


CADABRA INC.                          GOTO.COM, INC.


By:_____________________________      By:_____________________________________

Name:___________________________      Name:___________________________________

Title:__________________________      Title:__________________________________


SECURITYHOLDER AGENT                  ROY ACQUISITION CORP.
(with respect to Article VII):

________________________________      By:_____________________________________
Name
                                      Name:___________________________________

                                      Title:__________________________________

ESCROW AGENT
(with respect to Article VII):

________________________________
Name




                        ***REORGANIZATION AGREEMENT***

                                     EXHIBITS
                                     --------

EXHIBIT A                  FORM OF NON-COMPETITION AGREEMENT

EXHIBIT B                  FORM OF SUPPORT AGREEMENT

EXHIBIT C                  FORM OF COMPANY AFFILIATE AGREEMENT

EXHIBIT D                  FORM OF OPINION OF FENWICK & WEST LLP

                                   EXHIBIT A
                                   ---------


                           NON-COMPETITION AGREEMENT
   This Non-Competition Agreement is entered into by and among GoTo.com, Inc., a Delaware corporation ("Parent"), Cadabra Inc., a California corporation (the "Company") and Peter Lee ("Employee") as of November __, 1999.

                                    RECITALS

   A. Pursuant to that certain Agreement and Plan of Reorganization (the "Merger Agreement") dated as of November 19, 1999 by and between Parent, Roy Acquisition Corp. ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of Parent, the Company and certain other parties, pursuant to which Merger Sub will merge with and into the Company (the "Merger") and any shares of Company Capital Stock owned by Employee will be exchanged for Parent Common Stock and cash and any options to acquire Company Common Stock will be assumed by Parent and become options to acquire Parent Common Stock and cash (as adjusted in accordance with the terms and conditions contained in the Merger Agreement);

   B. Employee owns an equity interest in the Company (whether through outstanding capital stock or options to purchase capital stock), has served as a key employee at the Company and has gained substantial knowledge and expertise in connection with the Company's products, services, organization, customers, distribution partners and other proprietary matters related to the Company's business;

   C. Parent and Employee acknowledge that it would be detrimental to Parent if Employee would compete with Parent following the Merger;

   D. It is a condition to the obligation of Parent to consummate the Merger that certain key employees of the Company, including Employee, enter into this Agreement;

   E. As inducement to Parent to consummate the Merger, and in consideration of shares of Parent Common Stock paid to Company Shareholders under the Merger Agreement and the options to purchase Company Common Stock assumed by Parent under the Merger Agreement, Employee desires to agree with Parent as further provided herein; and

   F. Capitalized terms used herein and not defined shall have the meaning ascribed to them in the Merger Agreement.

   NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

                                NON-COMPETITION.

Non-Competition.
Employee acknowledges that the promises and restrictive covenants that Employee is providing in this Agreement are reasonable and necessary to the protection of Parent's business and its legitimate interests in Parent's acquisition of the Company (including the preservation of the Company's goodwill) pursuant to the Merger Agreement.

The parties understand and agree that this Agreement is entered into in connection with the Merger. The parties further understand and agree that Employee is a key and significant member of the Company, owns a significant number of shares of Company Capital Stock or rights to acquire such stock and that the Merger is contingent upon Employee entering into this Agreement, including this non-competition provision. Employee further acknowledges that Parent and the

Company following the Merger will continue conducting their respective business in all parts of the Geographic Scope of the Business (as defined below).

During the period commencing at the Effective Time and ending three years following the Effective Time (the "Termination Date"), without the prior written consent of the Chief Executive Officer of Parent, Employee shall not either as an individual or as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, shareholder or investor of any person, firm, corporation, partnership or other entity:

participate or engage in the business conducted or in development by Parent or its majority-owned subsidiaries or the Company as of either the date hereof or prior to the date of termination of Employee's employment with Parent or the Company (if, in the case of business in development by Parent, Employee has knowledge of such business in development) (the "Business") within the Geographic Scope of the Business;

induce or attempt to induce any person who at the time of such inducement is an employee of the Company or Parent or any of their majority-owned subsidiaries to perform work or services for any other person or entity other than the Company or Parent or any of their majority-owned subsidiaries; or

permit the name of Employee to be used in connection with a business that competes with the Business.

   Notwithstanding the foregoing, Employee may own, directly or indirectly, solely as passive investment, up to one percent (1%) of any class of "publicly traded securities" of any person or entity which owns a competitive Business, and up to three percent (3%) of the outstanding securities that are not "publicly traded securities" of any person or entity which owns a competitive Business. For the purposes of this Section 1(a), the term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the Nasdaq National Market, and the term "passive investment" shall include an investment through a mutual fund, limited partnership or other investment vehicle which is engaged in the business of portfolio investments.

Savings Clause. If any restriction set forth in Section 1 above is held to be unreasonable or unenforceable, then Employee agrees, and hereby submits, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.

No impairment of At-Will Employment Relationship. Nothing in this Section 1 shall be deemed or construed to alter any employment relationship between Parent or the Company and Employee, which shall be "at-will."

                                 MISCELLANEOUS.

Successors, Assigns, Merger. This Agreement shall be binding upon and shall inure to the benefit of Parent, the Company and their affiliates, successors and assigns. This Agreement shall be binding upon Employee and shall inure to his benefit and to the benefit of his or her heirs, executors, administrators and legal representatives, but shall not be assignable by Employee.

Independence of Obligations. The covenants and obligations of Employee set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Employee, on the one hand, and the Company or Parent or any affiliate thereof, on the other.

Specific Performance. Employee agrees that in the event of any breach by Employee of any covenant, obligation or other provision contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to it) to the extent permitted by applicable law (a) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach.

Non-Exclusivity. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent hereunder, and the obligations and liabilities of Employee hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like.

Entire Agreement. This Agreement (including the exhibits hereto) constitutes the entire agreement between Parent, the Company and Employee relating to his or her employment and the additional matters herein provided for. This Agreement supersedes and replaces any prior verbal or written agreements between the parties. This Agreement may be amended or altered only in a writing signed by the President and Chief Executive Officer of Parent and Employee.

Applicable Law; Severability. This Agreement shall be construed and interpreted in accordance with the laws of the State of California without regard to conflicts of laws and principles. Each provision of this Agreement is severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions hereof shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this Agreement.

Amendments and Modifications. This Non-Competition Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Employee.

Effectiveness. This Agreement shall become effective at the Effective Time.
                            (Signature Page Follows)

   IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

                         PARENT

                         By:_____________________________________

                         Title:____________________________________

                         Print Name:______________________________


                         COMPANY

                         By:_____________________________________

                         Title:____________________________________

                         Print Name:______________________________


                         EMPLOYEE

                         By:_____________________________________

                         Print Name:______________________________



                       *** NON-COMPETITION AGREEMENT ***

                                   EXHIBIT B
                                   ---------


                               SUPPORT AGREEMENT


     This Support Agreement ("Agreement") is made and entered into as of November __, 1999, between Goto.com, Inc., a Delaware corporation ("Parent"), and the undersigned shareholder ("Shareholder") of Cadabra Inc., a California corporation (the "Company").

                                   RECITALS

     A. Concurrently with the execution of this Agreement, Parent, the Company and Roy Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Reorganization (the "Merger Agreement") which provides for the merger (the "Merger") of Merger Sub and the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into Common Stock of Parent and cash on the basis described in the Merger Agreement.

     B. Shareholder is the record holder of the number of outstanding shares of capital stock of the Company indicated on Annex I to this Agreement.

     C. As a material inducement to enter into the Merger Agreement, Parent desires the Shareholder to agree, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Shareholder is willing to agree, to vote the Shares and New Shares (as defined below) so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.   Agreement to Vote Shares; Additional Purchases; Transfers and
          -------------------------------------------------------------
Encumbrance.
-----------

          1.1  Agreement to Vote Shares. At every meeting of the shareholders of
               ------------------------
the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, Shareholder shall cause the Shares and any New Shares (as defined below) to be voted and shall otherwise consent to:

          (i) in favor of approval of the Merger and the adoption and approval of the Merger Agreement including all actions contemplated thereby;

          (ii) in favor of the conversion of all shares of preferred stock of the Company into shares of Common Stock immediately prior to, and contingent upon, the Closing of the Merger and the termination of any shareholders agreements to which the Shareholder is a party including, without limitation, the Restated and Amended Investors' Rights Agreement and the Restated and Amended Right of First Refusal and Co-Sale Agreement, each dated as of March 10, 1999;

          (iii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the Merger Agreement; and

          (iv) against any of the following actions (other than those actions that relate to the Merger and are contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company with any party; (B) any dissolution, liquidation or winding up of the Company; (C) any joint venture or material strategic relationship with any party; (D) any material change in the capitalization of the Company or the Company's capital structure, except as contemplated by
Section 1.1(ii) and Section 3 hereof or the Merger Agreement; or (E) any other action that is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement.

         1.2  Definition. For purposes of this Agreement, "Shares" shall mean
              ----------
all issued and outstanding shares of capital stock of the Company for which Shareholder is the beneficial owner or over which Shareholder has voting control, including any securities convertible into, or exercisable or exchangeable for shares of the Company's capital stock, all as set forth on Annex I attached hereto.

         1.3  Additional Purchases. Shareholder agrees that any shares of
              --------------------
capital stock of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership or voting control after the execution of this Agreement and prior to the date of termination of this Agreement ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         1.4  Transfer and Encumbrance.  Without the prior written consent of
              ------------------------
Parent, Shareholder agrees not to transfer, sell, exchange, pledge, gift, or otherwise dispose of or encumber (collectively, "Transfer") any of the Shares or
                                                 --------
any New Shares or to discuss, negotiate, or make any offer or agreement relating thereto. Shareholder acknowledges that the intent of the foregoing sentence is to ensure that Parent retains the right under the Proxy (as defined in Section 2 hereof) to vote the Shares and any New Shares in accordance with the terms of the Proxy.

     2.  Irrevocable Proxy.  Concurrently with the execution of this Agreement,
         -----------------
Shareholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy") with respect to the Shares and New Shares, which, subject to Section 7 hereof, shall be irrevocable to the fullest extent permitted by applicable law.

     3.  Election to Convert Preferred Stock into Common Stock.  Effective
         -----------------------------------------------------
immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger, Shareholder hereby irrevocably elects to convert all shares of all series of preferred stock of the Company held by Shareholder into shares of Common Stock of the Company in accordance with the Company's Articles of Incorporation.

     4.  Representations and Warranties of the Shareholder.
         -------------------------------------------------

          (i) With respect to the Shares owned by Shareholder, Shareholder is the owner of the Shares free and clear of any liens, claims, options, charges or other encumbrances.

          (ii) Shareholder (A) has full authority to vote and direct the voting of the Shares; (B) does not beneficially own any securities of the Company other than the Shares indicated on the final page of this Agreement; and (C) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

     5.  Additional Documents; Shareholder Agreement.  Shareholder and Parent
         -------------------------------------------
hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent or Shareholder, as the case may be, to carry out the intent of this Agreement.

     6.  Consent and Waiver.  Shareholder hereby gives any consents or waivers
         ------------------
that are reasonably required for the consummation of the Merger under the terms of any agreements to which Shareholder is a party or pursuant to any rights Shareholder may have.

     7.  Termination.  This Agreement and the Proxy shall terminate and shall
         -----------
have no further force or effect as of the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) such date and time as the Merger Agreement shall have been terminated in accordance with its terms.

     8.  Miscellaneous.
         -------------

          8.1  Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          8.2  Binding Effect and Assignment.  This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and any person or entity to which legal or beneficial ownership of such Shares or New Shares shall pass whether by operation of law or otherwise, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          8.3  Amendments and Modification.  This Agreement may not be modified,
               ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          8.4  Specific Performance; Injunctive Relief.  The parties hereto
               ---------------------------------------
acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

          8.5  Notices.  All notices, requests, claims, demands and other
               -------
communications hereunder shall be in writing and sufficient if delivered in person or sent by overnight courier by a reputable carrier (prepaid) to the respective parties as follows:

          If to Parent:    GoTo.com, Inc.
                           140 West Union Street
                           Pasadena, California 91103
                           Attn:  Todd Tappin

          With a copy to:  Wilson Sonsini Goodrich & Rosati, P.C.
                           650 Page Mill Road
                           Palo Alto, California 94304-1050
                           Attention:  Marty W. Korman, Esq.
                                       Michael D. Weisberg, Esq

         If to the Shareholder: To the address for notice set forth on the signature page hereof.

          With a copy to:  Fenwick & West LLP
                           Two Palo Alto Square
                           Palo Alto, California 94306
                           Attention:  Barry Kramer, Esq.
                                       David A. Bell, Esq.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          8.6  Governing Law.  This Agreement shall be governed by, and
               -------------
construed and enforced in accordance with, the internal laws of the State of California (without regard to the principles of conflict of laws thereof).

          8.7  Entire Agreement.  This Agreement contains the entire
               ----------------
understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          8.8  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          8.9  Effect of Headings.  The section headings herein are for
               ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Support Agreement to be duly executed on the date and year first above written.

                         PARENT

                         By:______________________

                         Name: Todd Tappin

                         Title: Chief Financial Officer

                         SHAREHOLDER:

                         By:_____________________

                         Name:___________________

                         Title:__________________


                         Shareholder's Address for Notice:



                         ___________________________

                         ___________________________

                         ___________________________



                     [Signature Page to Support Agreement]

                                    ANNEX I

     Shareholder beneficially owns and has voting control over the following capital stock of the Company:

Common Stock

     1. _____ shares of Common Stock of the Company.

Preferred Stock

     2. _____ shares of Series A Preferred Stock of the Company.

     3. _____ shares of Series B Preferred Stock of the Company.

Options, Warrants and Other Convertible Securities

     4. ____  shares of __________ Stock issuable upon exercise of Stock
Options.

     5. ____ shares of __________ Stock issuable upon exercise of Warrants.

     6. ____ shares of __________ Stock issuable upon exercise or conversion of other outstanding securities of the Company.

                                   EXHIBIT A

                               IRREVOCABLE PROXY


     The undersigned Shareholder of Cadabra Inc., a California corporation (the "Company"), hereby irrevocably appoints the directors on the Board of Directors of GoTo.com, Inc., a Delaware corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the voting of the Shares and New Shares (as each such term is defined in the Support Agreement of even date between Parent and the Shareholder (the "Support Agreement")) on the matters described below (and on no other matter), until such time as that certain Agreement and Plan of Reorganization dated as of November 19, 1999 (the "Merger Agreement"), among Parent, Roy Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) becomes effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable (to the fullest extent permitted by law and subject to the termination of the Proxy as set forth in Section 7 of the Support Agreement), is granted pursuant to the Support Agreement, is granted in consideration of Parent entering into the Merger Agreement and is coupled with an interest. The attorneys and proxies named above will be empowered at any time prior to the earlier of termination of the Merger Agreement and the date on which the Merger becomes effective to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares and the New Shares) of the undersigned at every annual, special or adjourned meeting of the Company's shareholders, and in every written consent in lieu of such a meeting, or otherwise, to vote the Shares and the New
Shares:

          (i) in favor of approval of the Merger and the adoption and approval of the Merger Agreement including all actions contemplated thereby;

          (ii) in favor of the conversion of all shares of preferred stock of the Company into shares of Common Stock immediately prior to, and contingent upon, the Closing of the Merger;

          (iii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the Merger Agreement; and

     (iv) against any of the following actions (other than those actions that relate to the Merger and are contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company with any party; (B) any dissolution, liquidation or winding up of the Company; (C) any joint venture or material strategic relationship with any party; (D) any material change in the capitalization of the Company or the Company's capital structure, except as contemplated by the Merger Agreement and by Section 1.2(ii) and Section 3 of the Support Agreement; or (E) any other action that is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares and any New Shares subject hereto at any time prior to the earlier of termination of the Merger Agreement and the date on which the Merger becomes effective, at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such meeting. The undersigned Shareholder may vote the Shares and New Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This proxy is irrevocable and coupled with an interest.

Dated:

     Signature of Shareholder:_________________

     Print Name of Shareholder:________________



                                  ***PROXY***

                                   EXHIBIT C
                                   ---------

                          COMPANY AFFILIATE AGREEMENT

THIS COMPANY AFFILIATE AGREEMENT (this "Agreement") is made and entered into as
                                        ---------
of November ___, 1999, among GoTo.com, Inc., a Delaware corporation ("Parent"),
                                                                      ------
and the undersigned stockholder who may be deemed an affiliate ("Affiliate") of
                                                                 ---------
Cadabra Inc., a California corporation ("Company").  Capitalized terms used but
                                         -------
not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                    RECITALS
                                    --------

A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") which
                                           ------------------------
provides for the merger (the "Merger") of a wholly-owned subsidiary of Parent
                              ------
("Merger Sub") with and into the Company.  Pursuant to the Merger, all
------------
outstanding capital stock of the Company (the "Company Capital Stock") shall be converted into the right to receive Common Stock of Parent;

B. Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used for purposes of Rule 144 of the Rules and Regulations (the "Rules and Regulations") of the Securities
                                       ---------------------
and Exchange Commission (the "Commission"); and
                              ----------

     C. The execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Reorganization Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

Acknowledgments by Affiliate.  Affiliate acknowledges and understands that the
----------------------------
representations, warranties and covenants by Affiliate set forth herein shall be relied upon by Parent, the Company and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with Affiliate's professional advisors, who are qualified to advise Affiliate with regard to such matters.

Beneficial Ownership of Company Capital Stock.  The Affiliate is the beneficial
---------------------------------------------
owner of shares of Company Capital Stock (the "Shares").  The Shares are not
                                               ------
subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any rights of first refusal of any kind. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Affiliate is party or by which it is bound obligating the Affiliate to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Shares or obligating the Affiliate to grant or enter into any such option, warrant, call, right, commitment or agreement. The Affiliate has the sole right to transfer such Shares. The Shares are not subject to preemptive rights created by any agreement to which the Affiliate is party. All shares of Company Capital Stock and common stock of Parent ("Parent Common Stock") acquired by Affiliate in the Merger) shall be subject to the provisions of this Agreement as if held by Affiliate as of the date hereof (excluding Parent Common Stock aquired in the open market).

                Compliance with Rule 145 and the Securities Act.
                -----------------------------------------------

Affiliate has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected pursuant to a fairness hearing under California law, and the resale of such shares shall be subject to restrictions set forth in Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) Affiliate may be deemed
                              --------------
to be an affiliate of the Company. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Parent Common Stock issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, (iii) Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act or (iv) an authorized representative of the Commission shall have rendered written advice to Affiliate to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take any action, with respect to the proposed disposition if consummated.

Parent shall give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Affiliate pursuant to the Merger and there shall be placed on the certificates representing such Common Stock, or any substitutions therefor, a legend stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall so instruct its transfer agent, if Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

Rule 144/145 Reporting.  Parent shall, for a period of two (2) years from the
----------------------
date hereof, use commercially reasonable efforts to: (a) make and keep public information available (as such terms are understood and defined in Rule 144 under the Securities Act) and (b) file with the Commission in a timely manner all reports and other documents required of Parent under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (c)
                                                      ------------
furnish to Affiliate promptly upon request a written statement as to its compliance with reporting requirements of Rule 144.

Termination.  This Agreement shall be terminated and shall be of no further
-----------
force and effect in the event of the termination of the Reorganization Agreement pursuant to Article VIII of the Reorganization Agreement.

                                 Miscellaneous.
                                 -------------

Waiver; Severability.  No waiver by any party hereto of any condition or of any
--------------------
breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

Binding Effect and Assignment.  This Agreement and all of the provisions hereof
-----------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other party hereto.

Amendments and Modification. This Agreement may not be modified, amended,
---------------------------
altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

Injunctive Relief.  Each of the parties acknowledge that (i) the covenants and
-----------------
the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of Parent and the Company and to preserve for Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to Parent and the Company which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, Parent and the Company shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

Governing Law.  This Agreement shall be governed by and construed, interpreted
-------------
and enforced in accordance with the internal laws of the State of California without giving effect to any choice or conflict of laws provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

Entire Agreement.  This Agreement, the Reorganization Agreement and the other
----------------
agreements referred to in the Reorganization Agreement set forth the entire understanding of Affiliate and Parent relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between Affiliate and Parent relating to the subject matter hereof and thereof.

Attorneys' Fees.  In the event of any legal actions or proceeding to enforce or
---------------
interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

Further Assurances.  Affiliate shall execute and/or cause to be delivered to
------------------
Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

Third Party Reliance.  Counsel to and independent auditors for Parent and the
--------------------
Company shall be entitled to rely upon this Affiliate Agreement.
Survival.  The representations, warranties, covenants and other provisions
--------
contained in this Agreement shall survive the Merger.

Notices.  All notices and other communications pursuant to this Agreement shall
-------
be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          If to Parent:  GoTo.com, Inc.
                         140 West Union Street
                         Pasadena, California 91103
                         Attention:  Todd Tappin
                         Telephone: (626) 685-5600
                         Facsimile: (626) 685-5601
     With a copy to:     Wilson Sonsini Goodrich & Rosati, P.C.
                         650 Page Mill Road
                         Palo Alto, California 94304
     Attention:          Martin W. Korman, Esq.
                         Michael D. Weisberg, Esq.
                         Telephone:  (650) 493-9300
                         Facsimile:  (650) 493-6811

          If to Affiliate: To the address for notice set forth on the signature page hereof.

Counterparts.  This Agreement shall be executed in one or more counterparts,
------------
each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Affiliate Agreement to be duly executed on the day and year first above written.

GOTO.COM, INC.                      AFFILIATE



By:_____________________            By:_______________________

Name: Todd Tappin                   Affiliate's Address for Notice:

Title: Chief Financial Officer      ______________________________

                                    ______________________________

                                    ______________________________




                    [Signature Page to Affiliate Agreement]

                                   EXHIBIT D
                                   ---------

                     Form of Opinion of Fenwick & West, LLP

         [Capitalized terms in this Exhibit have the meanings ascribed to such terms in the Agreement and Plan of Reorganization]

                        [Introduction, exceptions, etc.]

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the requisite corporate power and authority to own or lease and to operate and use its assets to carry on its business as now conducted.

2. Immediately prior to the [Effective Time] of the Merger, the Company's authorized capital stock consisted of __________ shares of Common Stock, of which to our knowledge ________ shares were issued and outstanding; _________ shares of Series A Preferred Stock, of which to our knowledge ________ shares were issued and outstanding; and _________ shares of Series B Preferred Stock, of which to our knowledge ________ shares were issued and outstanding. All of such issued and outstanding shares have been duly authorized and validly issued, were fully paid and nonassessable. To our knowledge, except for the conversion privileges of the Series A Preferred Stock and the Series B Preferred Stock and as otherwise set forth in the Agreement and the Company Disclosure Letter, there were immediately prior to the Effective Time of the Merger __________ shares subject to options and no warrants or conversion privileges or other rights outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities convertible into or exercisable for the Company's capital stock.

3. The Company has the requisite corporate power and authority to execute, deliver and perform the Agreement and the Agreement. The execution, delivery and performance by the Company of the Agreement have been duly authorized by all necessary corporate action and proceedings on the part of the Board of Directors and shareholders of the Company.

4. The execution, delivery and performance of the Agreement does not and will not violate or conflict with the Articles of Incorporation or Bylaws of the Company.

5. To our knowledge, there is no action, suit, proceeding, claim or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Agreement or that might result in a Material Adverse Effect on the Company.